Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 1999 relating to the combined financial statements which appear in the Registration Statement on Form 10, as amended (No. 001-15295), of Teledyne Technologies Incorporated filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP

Ernst & Young LLP
Pittsburgh, Pennsylvania
November 29,1999